United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 24, 2014 (March 21, 2014)
ISORAY, INC. (Exact name of registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 21, 2014, IsoRay, Inc., a Minnesota corporation (the "Company"), filed a Current Report on Form 8-K (the "Original Filing") to report on the Company's entry into a Securities Purchase Agreement with two institutional investors providing for the sale of a total of 5,644,300 shares of the Company’s common stock for an aggregate purchase price of $14,675,180 pursuant to the Company's shelf registration statement on Form S-3 (File No. 333-188579), which became effective on June 14, 2013, the Form S-3 MEF (File No. 333-194733), which became effective on March 21, 2014, and a prospectus supplement to be filed concurrent with this Form 8-K on March 24, 2014.

The Company is filing this Amendment solely to file the legal opinion attached as Exhibits 5 and 23 hereto, which were referenced in the Original Filing. No modification or update is otherwise made to any other disclosures in the Original Filing, nor does this Amendment reflect any events occurring after the day of the Original Filing. As such, this Amendment should be read in conjunction with the Original Filing.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

5	Opinion of Keller Rohrback, LLP

10.1	Form of Securities Purchase Agreement, dated March 21, 2014*

10.2	Letter Agreement between IsoRay, Inc. and Maxim Group LLC dated March 21, 2014*

23	Consent of Keller Rohrback, LLP (included as part of Exhibit 5)
99.1	Press Release of IsoRay, Inc. dated March 21, 2014*

* Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2014

IsoRay, Inc., a Minnesota corporation

By:	/s/ Dwight Babcock
Dwight Babcock, Chairman and CEO